Operator:

Hello, welcome to the February 18th, 2026 Verses AI webinar, I would like to read our disclaimer:

This presentation contains "forward-looking information" and "forward-looking statements" within the meaning of applicable securities legislation (collectively, "forward-looking statements"). Forward-looking statements can be identified by the use of words such as "plans", "expects", "is expected", "budgets", "scheduled", "estimates", "forecasts", "predicts", "projects", "intends", "targets", "aims", "anticipates" or "believes" or variations (including negative variations) of such words and phrases or may be identified by statements to the effect that certain actions "may", "could", "should", "would", "might" or "will" be taken, occur or be achieved.

Forward-looking statements are based on a number of assumptions of management, which are subject to a variety of known and unknown risks, uncertainties and other factors which may cause the actual plans, intentions, activities, results, performance or achievements of the Company to be materially different from any future plans, intentions, activities, results, performance or achievements expressed or implied by such forward-looking statements. Factors that could affect our actual results include, among others, those that are discussed under the heading "Risk Factors" in our most recently filed reports with the United States Securities and Exchange Commission, including our annual report on Form 10-K, our quarterly reports on Form 10-Q and our current reports on Form 8-K.

The forward-looking statements contained in this webinar represent management's best judgment based on information currently available. No forward-looking statement can be guaranteed and actual future results may vary materially. Accordingly, you are advised not to place undue reliance on forward-looking statements. The forward-looking statements herein are made as of the date of this presentation only, and the Company does not assume any obligation to update or revise them to reflect new information, estimates or opinions, future events or results or otherwise, except as required by applicable law.

A recording and transcript of this call will be available on the Company's website at www.verses.ai.

With that, I will turn the call over to James Hendrickson, Verses President and COO.

James Hendrickson

Hello.

I'm James Hendrickson, the President and COO of VERSES, and I'm delighted to have so many people on this webinar today. I'll be joined by our Interim CEO David T. Scott, and our CFO James Christodoulou.

This has been a challenging time for the company, our staff, and for our investors. Despite those challenges we continue to believe in the work we are doing, and the strength of our technology. Thank you for your support, patience, and belief as we apply our technology.

Now, let's get started….

On this call, we're going to cover three main areas.

First, we will provide more details on the changes to VERSES leadership announced last week.

Second, we will review the fundamental science behind the work at VERSES and how that work has led us to our focus on financial services.

Third, we will cover what this means for our go-to-market strategy.

Finally, we will conclude with a short period of questions and answers.

One area that we won't cover on this call will be our financials and financial results. We currently intend to release our quarterly and 9-month numbers on Friday February 20th at the close of market and expect to have an earnings call with our CFO, James Christodoulou, on Tuesday February 24th at 1:00pm Eastern time to focus specifically on our most recently filed financial results.

Now let's talk about the change of leadership.

As I'm sure many of you already know, Gabriel René, Dan Mapes, and Kevin Wilson are no longer with the company, and Gabriel and Dan no longer serve on the VERSES board of directors.

Gabriel and Dan built VERSES from an idea on a whiteboard into the public company that is VERSES.

We are deeply grateful to Gabe, Dan, and everybody who has been part of this journey, and of course to you our investors who are joining us today.

Dave Scott, who joined our board in October 2025, has stepped in as the interim CEO while the board searches for a permanent CEO.

I'm going to hand the mic over to Dave so he can introduce himself and share some of his background and experience. Dave, thank you for stepping into this role to help guide VERSES through this next phase.

David T. Scott

Thanks, James. I am very excited to be here.

Good afternoon, everyone, and thank you for joining us.

My name is David T. Scott, but most people call me Dave. I've spent my professional career building, scaling, and operationalizing technology businesses across enterprise software companies, venture-backed startups, and public companies.

I began my career at General Electric under Jack Welch, working within one of the most disciplined operating environments in corporate America. GE shaped how I think about metrics, capital allocation, and execution. That foundation has stayed with me throughout my entire career.

From there, I attended The Wharton School of Business graduating at the top of my class. After graduation, I joined The Boston Consulting Group, where I focused on go-to-market strategy for technology and telecommunications companies. My work centered on translating innovation into revenue — designing commercial engines, monetizing intellectual property, and building durable growth strategies.

I later held senior leadership roles at AT&T, PeopleSoft, and Oracle, leading teams responsible for pipeline growth and commercial execution. Navigating acquisitions and mergers inside large public companies taught me how to operate through complexity, align teams, and drive results in periods of change.

At Intermec, later acquired by Honeywell, I led global marketing across 20 countries, where I was responsible for streamlining our go-to-market processes and accelerating the launch of new technology products.

Most recently, during my time at Amazon Web Services, I led global marketing strategy, operations, and analytics — where I oversaw planning, budgeting, and performance management for a multibillion-dollar marketing organization.

And today, I am the CEO and Founder of Evil Genius Games, a game studio that brings television and movie IP to life through rich role playing game experiences.

Across all of these roles — and as a founder who has built and exited several venture-backed technology companies — there's been one consistent theme:

Creating value by turning complex technology into scalable, repeatable revenue.

That's why I am genuinely excited to step into the Interim CEO role at VERSES AI.

Before I speak about the path forward, I want to acknowledge the extraordinary foundation that has been built here.

Professor Karl Friston's visionary scientific research on active inference forms the intellectual backbone of VERSES' long-term potential. His work represents deep, foundational thinking about intelligent systems.

Dr. Hari Thiruvengada, our CTO, and his research and engineering teams are responsible for translating that scientific vision into day-to-day technical execution — building real systems and real applications that operationalize that research. I believe that this bridge between advanced science and practical engineering is one of VERSES' core strengths.

And importantly, I want to recognize our founders, Gabriel René and Dan Mapes.

Founding a company around frontier science takes courage, conviction, and resilience. Dan and Gabe were instrumental in assembling the scientific talent, raising capital, articulating the long-term vision, and advancing the technology to its current state.

I want to personally thank them for their leadership and their commitment to this mission. Their contributions to VERSES are meaningful and lasting.

The opportunity in front of us remains significant.

But opportunity alone is not enough.

My role here is very clear.

I intend to bring operational rigor, financial discipline, and commercial focus to this organization. I will focus on translating R&D into revenue. And I intend to ensure that we will simplify where necessary, prioritize where required, and move with deliberate speed.

From this day forward, you should expect three things from me and VERSES:

First, COMMUNICATION. We intend to communicate our strategy, milestones, and measurable progress clearly.

Second, FOCUS. We intend to align resources with near-term commercial opportunities—particularly in financial services—while building on the core intellectual property that differentiates VERSES.

Third, ACCOUNTABILITY. We intend to strengthen execution across the organization. We're going to be deliberate about how we deploy capital and clear-eyed about which initiatives truly move us toward sustainable growth.

We've heard clearly from our investors that you want more direct communication from VERSES management. That's exactly what we're beginning today — and we intend it to be an ongoing commitment, not a one-time event.

This call, and our earnings call scheduled for Tuesday February 24th is the first step in demonstrating our commitment to have a more consistent dialogue with the market.

On today's call, we'll focus on three areas:

First, a brief update on the progress of our research and product development.

Second, a deeper look at our growing focus on financial services and why we believe that market represents a compelling near-term opportunity.

Third, an overview of our go-to-market strategy and business model — specifically how we intend to convert our differentiated technology into scalable revenue.

With that, I'll now turn the call back over to James, who will provide greater context on what we've accomplished and where we are going.

James Hendrickson
Thanks Dave

I would like to start with a review of what the VERSES team has done and why it matters.

Several years ago we started on an ambitious journey to approach AI from a different and more fundamental perspective. We started with the work of Professor Karl Friston, one of the world's most widely cited neuroscientists, who developed the theories that best describe how the human brain works.

We looked at the human brain which evolution has made enormously efficient and believed that if we built an approach to AI using the same principles as those used by the human brain that we would get the type of AI that people actually want in the world – an AI that is very accurate, is more reliable, trustworthy and efficient, doesn't consume a lot of power, handles uncertainty well and can learn in real-time.

Under Professor Friston's direction, we built an AI platform, which we called AXIOM (the Digital Brain), that is based on the fundamental elements of a human brain. We demonstrated this in June when we announced that AXIOM had beaten Google's DeepMind in a benchmark test playing 10 different video games. We then adapted the underlying technology to enable robots to think ahead and plan independently through a series of routine human tasks in a simulated household environment. This benchmark was called Habitat.

Our success at these two very different "thinking" tests proved that we built a set of tools that think and learn like the human brain. These tools are now being deployed in our product Genius™ and we are deploying those tools into financial services.

Our R&D team is now focused on applied product development, specifically on capability deployments for financial services. Many of these capabilities are likely to apply broadly - in the way that the AXIOM work supported both video games and robotics.

We will continue to apply these capabilities even more broadly to the ARC-AGI-3 challenge to show the wide applicability of AXIOM to the AI industry at large. So, according to ARC PRIZE "ARC-AGI-3 is the first interactive reasoning benchmark designed to measure human-like intelligence in AI." This competition starts on March 25th.

To put this into perspective, I want to use the analogy of around electricity.

Professor Friston's work is comparable to the discovery of the fundamental principles of electricity. Early pioneers didn't just invent devices—they uncovered the laws that explain how electricity and later how electrical systems behave. In the same way, Professor Friston identified foundational principles that describe how natural systems

think, learn, and make decisions. These insights became the basis for what is now known as AXIOM.

AXIOM is like the early development of electrical infrastructure. Once the core principles were understood, progress shifted from scientific discovery to large-scale engineering. Building generators, power grids, and electrical devices was still complex and demanding, but the challenge became one of implementation, optimization, and scale rather than uncovering entirely new laws.

We believe we are at a similar moment today.

We believe we are at a similar moment today. Just as early electrical systems powered specific factories, neighborhoods, or machines before electricity became commonplace, we are applying AXIOM in Genius to solve targeted, real-world problems. These early applications demonstrate what's possible, but significant work remains before the full potential of this technology is realized.

With that context, let's look at how we are applying Genius at VERSES.

We see tremendous opportunities to apply human-like thinking to real-world computer problems. We applied Genius across many industries, verticals, and markets as part of our commercial beta program in 2025, many of which showed strong potential for early adoption.

With so much interest from various customers and sectors, we had to make some important choices about where we deploy this technology to prove it out in application, but also to deliver returns for our investors. This ultimately means that focus areas like the Spatial Web, Robotics, Supply Chain and other areas will take a back seat for a little while we focus on the financial services space.

Financial services showed significant interest in this space and we entered into several paid contracts during the past few quarters and have received strong customer feedback. Financial services is a market that has great interest in using AI to automate processes but to date has struggled with the reliability and accuracy of results.

With this background, I want to turn it back over to Dave to dig into the market size and our planned go to market.

David T. Scott

Now, let's discuss the practical path forward.

Based on our work over the past 15 months — particularly through beta testing and direct client engagement — we believe we have an immediate opportunity to commercialize within financial services, with an initial specialization in portfolio management.

We chose portfolio management deliberately becauseWhen you're managing portfolios measured in the billions, even small improvements in risk-adjusted return translate into real economic value. A one percent improvement on a $100 million portfolio alone can justify a meaningful investment in better decision-support systems.

From a market standpoint, financial services represent a large addressable opportunity in the multi trillion dollar global asset management market.

Within that, portfolio management is a highly focused entry point where the economic case is clear and where our differentiation and value proposition is strongest.

The feedback we've received has been consistent.

Target customers see our approach as highly differentiated.

Current AI systems used in finance often operate as black boxes. Portfolio managers cannot afford to allocate capital based on model results they cannot explain — particularly during regime shifts such as recessions, inflationary cycles, or periods of extreme volatility.

Investment teams don't struggle to find models. They struggle to trust them.

Our active inference–based technology is designed to explicitly quantify uncertainty and risk - and provide transparency when other technologies cannot. By measuring uncertainty and providing transparency, we help portfolio managers and investment teams make more confident decisions. That transparency is what we believe builds trust, and trust is the foundation in financial markets.

Over the past 15 months, we have worked closely with a global portfolio manager overseeing more than $100 billion in assets under management.

In collaboration with the client's senior leadership team, we executed three targeted pilots and are now in discussions about additional work that will lead to a sustained long term engagement.

Since August of last year, these engagements have generated recurring revenue and delivered impactful and measurable results.

We view that progress — from paid pilot to enterprise level engagement — as a positive indicator of product-market fit.

Importantly, we now have what we believe is a more robust and repeatable product. What began as a highly collaborative project has matured into something that can be commercialized and deployed systematically.

From here, we see three commercialization paths.

First, we will pursue a land-and-expand strategy with our existing financial services customer, deepening integration and broadening use cases.

Second, we intend to target comparable institutions — particularly portfolio managers with more than $100m in assets under management— where the economic value proposition is strongest.

Third, we plan to explore further channel partnerships to expand distribution and accelerate enterprise adoption.

And, as for the business model, our experience so far suggests a hybrid approach.

In the early stages of our development, there is often a services and implementation component — onboarding, integration, and customization. Over time, as the platform becomes embedded, a greater share of revenue shifts to recurring software licenses.

Over time, we expect that mix to shift toward higher-margin, recurring license revenue as our relationships deepen and our channel partners expand.

From an economic standpoint, we believe that several things are clear.

Our technology has been validated in real enterprise environments.

Its computational efficiency means our operating costs are relatively low and stable compared to many alternative AI approaches.

And we operate in a high-value segment of financial services where explainability and risk quantification are not optional — they are essential.

Early implementation will reflect deployment-phase economics. Over time, as recurring license revenue grows, we expect the model to scale more like a SaaS business — with expanding margins as adoption increases.

Over the past several years, we feel that VERSES has achieved meaningful technological breakthroughs and taken important steps toward commercial validation.

Now that we have a product exhibiting strong signals of market fit, the priority is clear: we intend to lean into commercialization.

That will be our overwhelming focus in the months ahead.

What does that mean in practical terms?

It means we will endeavor to maintain disciplined execution with our current enterprise customers and deliver measurable value.

It means striving to expand thoughtfully within financial services where our differentiation is strongest.

And it means continuing focused, applied research — not research for its own sake — but research that we believe enhances product capabilities and strengthens our commercial advantage over time.

We are moving from possibility to execution.

We look forward to speaking with you again next week when we host our earnings call.

In summary, this is a pivotal period for VERSES.

We believe that we have differentiated science, we have technical execution and we have meaningful intellectual property.

Now we will strive to build the operating engine required to unlock its full potential.

We are confident in what we're building, and we are committed to running a disciplined, performance-driven company. I want to thank you for your trust and continued support. I look forward to updating you on our progress.

All right, so before we close, we have some time for questions.

Wow, we've received a significant number of questions through our thoughtful inquiries, through our Reddit community, incoming emails, and even throughout this webinar.

And so what we've done is we've selected a few of the most common themes to address today.

James, take it away.

James Hendrickson
Thank you, Dave. All right. So the first one is a pretty easy one. It's come in a couple of times. Is Karl Friston still the chief scientist at VERSES? Dave, you want to take that one?

David T. Scott
Yeah, absolutely. In fact, I just saw this question come up on the Q and A again just a few seconds ago and the answer is absolutely yes. Professor Friston continues to serve as Chief Scientist and remains actively engaged. In fact, I spoke to him this morning. As you saw in Karl's corner last week, he discussed his current work, including applications in financial services. This research is directly informing the architecture and the capabilities of our financial services product today.

James Hendrickson
Great. Yeah. So there are several questions that have come in about some of the legal cases that we have previously disclosed. Dave, can you comment on any of these cases?

David T. Scott
Not really, James. Because of ongoing legal matters, we really cannot comment beyond what's already disclosed in our public filings, which, by the way, we will continue to update regularly.

James Hendrickson
Yep. Great.

And the next one here, as I'm looking at this, there's a number of questions around our cash position and additional fundraising. So I'm going to just take that right now.

That one we will cover. As we mentioned several times, our financials will be published in the 10-Q on Friday after market. And our earnings call is scheduled for Tuesday, February 24th at 1pm Eastern Time. So you should expect that to be covered at that point.

Let's see here. I read here's another question that has come up a couple of times is about our staff.

This is how it's worded. “I read online that there are no more engineers and researchers at VERSES. Is this true?”

No, of course it's not true. We have the right number of engineers and researchers to deliver on our commitments. I also saw a question come in about the structure of our staff. We are and remain a fully remote organization that gives us a lot of opportunities on who we can hire and the skill sets that we can have globally.

So I think that's on that one. Let's see here.

There were several questions about this. Dave, I'm going to let you address this one. And I think this might be the last one because we are at time.

How long is David Scott likely to be interim CEO and what is his plan in the meantime?

David T. Scott
Yeah. Absolutely. Well, listen, the Board has already formed a committee to be able to find a permanent CEO through a search.

But in the meantime, I'm fully committed to this role, I'm excited to be here, and I'm excited to help the company execute on the commercialization priorities.

Once of course a new CEO is permanently appointed, I'll go back to my regular duties as an independent board director of VERSES and happily support that person during the transition.

James Hendrickson
Great. Thank you. Think that's all the time we have. Rob, did you wanna do any concluding thoughts or do you want me to do that?

Never mind, I'm doing it. So you see on the slide here the earnings call that we've mentioned several times is scheduled for Tuesday, February 24th.

You will be able to sign up for that on our website, I believe, beginning now, and it will be on our home page later in the day.

Also, the recording of this and the transcript of this will also be available on our website later today so that if you had missed this or missed part of it, you'll be able to go back and listen to it.

And the last thing I think we just need to highlight is that our 10-Q will be filed on Friday aftermarket. So look for that and then we'll add additional color and context around that on the webinar that's on the screen right now on Tuesday.

Thank you very much for your time.

Thank you very much for your patience, your thoughtful and interesting questions and your support as we guide the company through this transition and into this next phase. I think we're all extremely excited about that. And thank you for attending today's webinar.

ENDS